UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     August 10, 2010

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	51-0371142
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 10, 2010 at approximately 9:50 a.m. Eastern Time, the Company's President, R. Scott Turicchi, is speaking at the Oppenheimer Annual Technology, Media & Telecommunications Conference. As part of this presentation, the Company is reaffirming its financial guidance for fiscal year 2010 as follows: j2 Global targets revenue growth of 5% with a range of 3% to 7% compared to fiscal year 2009 revenues. Net earnings, excluding 123(R) non-cash compensation expense, are expected to approximate non-GAAP earnings in 2009 as the Company intends to reinvest its incremental operating income in initiatives designed to accelerate growth in 2011 and beyond. The range of anticipated revenues takes into account both organic growth and acquisition related growth within the context of current economic conditions.

A live Webcast of the presentation, including the slides, will be available at
http://www.veracast.com/webcasts/opco/tech2010/39103598.cfm.

Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc.
(Registrant)

Date: August 10, 2010	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman
Vice President, General Counsel and Secretary